Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to use of our reports dated March 29, 2023, with respect to the consolidated financial statements of Hawthorn Bancshares, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.
/s/ KPMG LLP
St. Louis, Missouri
June 30, 2023